Sheet1

Muniholdings Insured Fund II, Inc.
File Number: 811-9191
CIK Number: 1071899
For the Period Ending: 09/30/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended September 30, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/16/2001	$6,950	Long Island NY Pwr Auth	5.001%	05/01/2033
03/29/2001	2,600	Long Island NY Pwr Auth	5.001	05/01/2033

Last Updated on 11/28/2001
By Karen Lang